UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

(Date of report; date of earliest event reported)

November 20, 2024

(Date of report; date of earliest event reported)

Commission file number: 1-3754

ALLY FINANCIAL INC.

(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Ally Detroit Center

500 Woodward Avenue, Floor 10,

Detroit, Michigan 48226

(Address of principal executive offices)

(Zip Code)

(866) 710-4623

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act (listed on the New York Stock Exchange):

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALLY	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jason E. Schugel transitioned from his position as Chief Risk Officer of Ally Financial Inc. (Ally) effective November 20, 2024, and into the role of Senior Operating Adviser. Stephanie N. Richard was appointed Chief Risk Officer effective that same time.

In connection with his transition, Mr. Schugel and Ally entered into a Transition Services and Release Agreement (Agreement) dated November 25, 2024. Subject to its terms and conditions, the Agreement provides for Mr. Schugel (1) to receive his current base salary and remain eligible for equivalent benefits and perquisites until his departure from Ally on or before March 31, 2025 (Transition End Date); (2) to remain eligible for the full-year discretionary 2024 cash and equity-based incentive-compensation awards commensurate with the position of Chief Risk Officer and his and Ally’s 2024 performance as determined by the Compensation, Nominating, and Governance Committee; provided however that if he has reasonably and in good faith satisfied the terms and conditions contained in the Agreement, such 2024 incentive-compensation awards will be no less than 80% of his 2024 target incentive compensation of $1.85 million, with 40% in the form of cash to be paid at the same time as that of other named executive officers (regardless of his earlier termination of employment) and 60% in the form of fully vested RSUs to be granted at the same time and shall settle one-third on each of the first, second, and third anniversaries of the grant date (without requirement of further employment); (3) to be reimbursed for outplacement assistance, executive network and/or executive coaching fees and/or legal or financial advice to a maximum of $20,000; (4) to receive as soon as reasonably practicable after the Transition End Date a lump-sum cash payment of $700,000; (5) to fully vest on the Transition End Date in his then unvested time-based equity awards, including restricted stock units and “Own It Awards,” with each such award settling as originally scheduled, and (6) to fully vest on the Transition End Date in his then unvested performance-based stock unit awards, with each such award settling as originally scheduled subject to (a) the achievement of the related performance goals and (b) if the achievement of the related performance goals exceeds the target, a proration of the number of shares distributable in excess of the target number of shares based on the number of calendar days during the performance period when he was employed by Ally. The Agreement also includes terms and conditions governing Mr. Schugel’s provision of services to Ally until his departure, his general release of claims subject to customary exceptions, his obligations of confidentiality and cooperation, and other customary provisions. A copy of the Agreement is attached as Exhibit 10.1 and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Transition Services and Release Agreement, dated November 25, 2024, by and between Ally Financial Inc. and Jason E. Schugel

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLY FINANCIAL INC.
(Registrant)

Date:	November 26, 2024	/s/ Jeffrey A. Belisle
Jeffrey A. Belisle
Corporate Secretary